Exhibit 5.1

January 10, 2022

SRAX, Inc.

2629 Townsgate Road #215

Westlake Village, CA 91361

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Amendment No. 1 to the Registration Statement on Form S-3, as amended, including any required post effective amendments (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by SRAX, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on January 10, 2022, under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of :

(i)	shares of Class A common stock, $0.001 par value per share (the “Common Stock”);

(ii)	shares of preferred stock, $0.001 par value per share (the “Preferred Stock”);

(iii)	depositary receipts representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more depositaries to be named therein (each, a “Depositary”);

(iv)	debt securities, in one or more series (“Debt Securities”), which may be issued pursuant to an indenture, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.4 to the registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

(v)	warrants to purchase Common Stock and/or Preferred Stock (the “Warrants”), which may be issued under one or more warrant agreements (“Warrant Agreement”), to be dated on or about the date of the first issuance of the Warrants thereunder;

(vi)	rights to purchase shares of the Common Stock, Preferred Stock, Depositary Shares, or Debt Securities, that the Company may issue under rights agreements (each, a “Rights Agreement”) between the Company and a rights agent to be selected by the Company (the “Rights Agent”), to be dated on or about the date of the first issuance of the applicable Rights thereunder (the “Rights”);

(vii)	units consisting of any combination of the foregoing (the “Units” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Rights, and the Warrants, “Securities”).

The Company is registering the Securities for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

For purposes of rendering this opinion letter, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

a. the Registration Statement, in the form filed and to be filed with the Commission, and the exhibits filed or to be filed in connection therewith;

b. the Certificate of Incorporation of the Company, as amended, filed with the Secretary of State of the State of Delaware on as certified by the Secretary of the Company (as amended, the “Certificate of Incorporation”);

c. the Bylaws of the Company, as certified by the Secretary of the Company (as amended, the “Bylaws”); and

d. resolutions of the Board of Directors of the Company, as attested to by the Secretary of the Company.

We also have examined and relied upon the originals, or copies certified to our satisfaction, of such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In rendering this opinion letter, we have assumed (i) the genuineness and authenticity of all signatures on original documents, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to originals of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) the accuracy, completeness and authenticity of certificates of public officials, (vi) that all records and other information made available to us by the Company on which we have relied are complete in all material respects, and (vii) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. As to all questions of fact material to the opinions expressed herein, we have relied solely upon the above-referenced certificates or comparable documents and have assumed that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

For purposes of this opinion letter, we have further assumed the following:

(A) with respect to our opinion in paragraph 1 below, that at the time of issuance and sale of any of the Offered Common Stock (as defined below), the Company has authorized and reserved and made available for issuance a sufficient number of shares of the Common Stock, and that the consideration for the issuance and sale of the Offered Common Stock is cash in an amount that is not less than the par value of the Common Stock;

(B) with respect to our opinion in paragraphs 2 and 3 below, that at the time of issuance and sale of any Offered Preferred Stock or Offered Depositary Shares (as defined below), the Company has authorized and reserved and made available for issuance a sufficient number of shares of the Preferred Stock, and that the consideration for the issuance and sale of the Offered Preferred Stock or Offered Depositary Shares is cash in an amount that is not less than the par value of the Preferred Stock or Depositary Shares, respectively;

(C) with respect to Securities being issued upon conversion of any convertible Offered Preferred Stock or convertible Offered Depositary Shares, that the applicable convertible Offered Preferred Stock or convertible Offered Depositary Shares will be validly issued, fully paid and nonassessable;

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(D) with respect to any Securities being issued upon exercise of any, Offered Rights (as defined below), Offered Warrants (as defined below) or upon settlement of any Offered Unit Securities (as defined below), that the applicable Offered Rights, Offered Warrants, or Offered Unit Securities will on their date of issuance be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(E) With respect to the Debt Securities, that the laws of the State of New York will govern.

We express our opinion solely with respect to the federal laws of the United States and the laws of the State of Delaware. We base our opinion on these laws as in effect on the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in the Registration Statement or any Prospectus Supplement or of any subsequent changes in applicable law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement (the “Offered Common Stock”), provided that: (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement required by applicable laws have been delivered as required by such laws; (b) the Company has duly authorized the issuance of the Offered Common Stock by all necessary corporate action; (c) the issuance and sale of the Offered Common Stock does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates for the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock, or upon exercise of any Offered Warrants or Offered Rights in accordance with their terms, or upon settlement of any Offered Unit Securities in accordance with their terms, be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), provided that: (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (b) the Company has duly authorized the issuance of the Offered Preferred Stock by all necessary corporate action; (c) the issuance and sale of the Offered Preferred Stock does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates for the Offered Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants or Offered Rights in accordance with their terms, or upon settlement of any Offered Unit Securities in accordance with their terms, be validly issued, fully paid and nonassessable.

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3. With respect to the Depositary Shares offered under the Registration Statement (the “Offered Depositary Shares”), provided that (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered and filed as required by such laws; (b) the terms of the Offered Depositary Shares and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (c) the terms and issuance of the Preferred Stock relating to such Offered Depositary Shares have been duly authorized by all necessary corporate action on the part of the Company; (d) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Depositary for deposit in accordance with the applicable Depositary Agreement against payment therefor, then and only then will the Offered Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock, or upon exercise of any Offered warrants or Offered rights in accordance with their terms, or upon settlement of any Offered Unit Securities in accordance with the terms, be validly issued, fully paid and nonassessable. and (e) the receipts evidencing the Offered Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Depositary Agreement, then such Depositary Agreement will constitute a valid and legally binding obligation of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

4. With respect to any series of the Debt Securities issued under the Indenture, and offered under the Registration Statement (the “Offered Debt Securities”), provided that (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered and filed as required by such laws; (b) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (c) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (d) the issuance and terms of the Offered Debt Securities have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the notes representing the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Offered Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Rights or Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity), will be validly issued, fully paid and nonassessable.

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5. With respect to the Warrants offered under the Registration Statement (the “Offered Warrants”), provided that: (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (b) the Company has duly authorized the issuance of the Offered Warrants by all necessary corporate action; (c) the issuance and sale of the Offered Warrants does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent therefor pursuant to the applicable Warrant Agreement and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock in accordance with their terms, be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

6. With respect to the Rights offered under the Registration Statement (the “Offered Rights”), provided that: (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (b) the Company has duly authorized the issuance of the Offered Rights by all necessary corporate action; (c) the issuance and sale of the Offered Rights does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the Offered Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent therefor pursuant to the applicable Rights Agreement and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Rights, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock in accordance with their terms, be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity

7. With respect to the Units offered under the Registration Statement (the “Offered Unit Securities”), provided that: (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (b) the Company has duly authorized the issuance of the Offered Unit Securities by all necessary corporate action; (c) the issuance and sale of the Offered Unit Securities does not violate any applicable law, the Certificate of Incorporation or Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the Company has duly executed and delivered the Offered Unit Securities against payment therefor, then, and only then will the Offered Unit Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

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This opinion letter is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ SILVESTRE LAW GROUP, PC

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